UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2018

AKEBIA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

Akebia Therapeutics, Inc. (the “Company”) held its 2018 annual meeting of stockholders on June 14, 2018. The stockholders (i) elected three Class I directors to the Board of Directors of the Company (the “Board”) to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal, and elected three Class III directors to the Board to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal; and (ii) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The directors elected to the Board, as well as the number of votes for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Clayman	31,620,317	6,056,200	7,718,696
Duane Nash	32,200,119	5,476,398	7,718,696
Ronald C. Renaud, Jr.	32,202,388	5,474,129	7,718,696
John P. Butler	32,521,696	5,154,821	7,718,696
Muneer A. Satter	32,194,988	5,481,529	7,718,696
Michael S. Wyzga	32,202,394	5,474,123	7,718,696

The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 received the following votes:

Votes For:	45,142,512
Votes Against:	240,739
Abstentions:	11,962

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer

Date: June 15, 2018